Exhibit 10.1

                                CONTRACT OF SALE
                          AND PURCHASE OF REAL PROPERTY


          This Contract of Sale and Purchase ("Contract") is entered into between the following parties:

          WATERMARK TEXAS ONE, INC., a Maryland corporation ("Seller") and THE PETERSON GROUP, INC., a Texas corporation and/or Assigns ("Purchaser").

                       1. AGREEMENT TO SELL AND PURCHASE

          1.1 Sale of Property. Subject to the terms and conditions stated in this Contract, Seller agrees to sell and convey or cause to be conveyed to Purchaser and Purchaser agrees to purchase the Property defined in Section 1.2.

          1.2 Property. The "Property" means an approximate 3.09 acre tract of real property situated in Harris County, Texas, described on Exhibit "A" attached to this Contract, together with any rights pertaining to such real property.

                                2. DEFINED TERMS

          2.1 The following capitalized terms shall have the meanings set forth below. There are additional capitalized terms in this Contract which may be defined subsequent to their initial use.

               (a) "Closing Date" means the date specified in section 11.1.

               (b) "Date of this Contract" means the date specified in Section 13.11.

               (c) "Earnest Money" means that portion of the Purchase Price deposited by Purchaser in escrow with the Title Company at the times and in the form and amounts specified in Section 3.3.

               (d) "Inspection Period" means the time period described in
          Section 5.2.

               (e) "Permitted Exceptions" means those exceptions or conditions which affect or may affect Seller's title to the Property to which Purchaser does not object or as to which Purchaser has waived any objections in accordance with Section 4.3.

               (f) "Purchase Price" means the consideration paid for the purchase of the Property as set out in Section 3.

               (g) "Regulation" means any zoning or land use requirement, or any ordinance, regulation, code, rule, statute or law of any special district, utility company, city, county, state or federal agency or authority.

               (h) "Title Company" means Houston Title Company, Attn: Heidi Andrews (713) 626-9220.


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               (i) "Title Policy" means the basic Owner's Policy of Title
          Insurance issued on the standard form in use in the State of Texas.

                               3. PURCHASE PRICE

          3.1 Purchase Price. The purchase price to be paid at Closing for the Property shall be $510,000.00 (the "Purchase Price").

          3.2 Payment of Purchase Price. The Purchase price shall be paid to Seller in cash or by wire transfer of funds into the Title Company's escrow account at the time of closing.

          3.3 Earnest Money. Within two days after execution of this Contract Purchaser shall deliver into escrow with the Title Company the sum of $10,000.00, to be held as Earnest Money in immediately available funds. At Closing, the Earnest Money shall be disbursed as required by other provisions of this Contract. The Earnest Money shall be invested by the Title Company in an interest bearing account or other federally insured instrument designated by Purchaser. The interest shall accrue in favor of and shall be payable to the party entitled to the Earnest Money pursuant to the terms of this Contract. Purchaser shall pay to Seller as of the Date of this Contract the sum of $100.00 to be retained by Seller as a nonrefundable fee in consideration for this Contract and the Inspection Period.

                              4. TITLE AND SURVEY

          4.1 Survey. Within ten (10) days after the Date of this Contract, the Seller shall deliver to Purchaser any survey of the Property in Seller's possession.

          4.2 Title Commitment. Within ten (10) days after the Date of this Contract, Seller, at Seller's sole cost and expense, shall obtain a commitment for Title Policy (the "Commitment") dated no earlier than the Date of this Contract, issued through the Title Company, setting forth the state of title to the Property and any exceptions and conditions affecting the Property which would appear in a Title Policy if issued, together with correct, complete and legible copies of all instruments referred to in the Commitment (the "Title Documents") and shall have the Commitment delivered to Purchaser.

          4.3 Review of Title Documents. Purchaser shall have thirty (30) days (the "Review Period") after date of this Contract to review the Title Documents and to give Seller written notice of each condition and exception shown in them to which Purchaser objects. Any condition or exception in the Title Documents to which Purchaser does not object within the Review Period and any objection which Purchaser timely makes but subsequently waives shall be considered "Permitted Exceptions".

          If Purchaser gives Seller written notice of any objections within the Review Period, Seller shall have ten (10) days after receipt of such notice in which to notify Purchaser in writing of which of Purchaser's objections, if any, Seller elects to satisfy to the satisfaction of Purchaser. If Seller does not elect to satisfy any of such objections within the ten (10) day period, then Purchaser may terminate this Contract by written notice to the Seller within ten
(10) days after expiration of such ten day elective period, (or if Seller elects to cure certain objections within the ten day elective period, but fails to satisfy such objections within thirty (30) days (the "Cure Period") after expiration of the ten day elective period, then Purchaser may terminate within ten days after the expiration of the Cure Period) in which case this Contract shall terminate and the Earnest Money shall be immediately returned to Purchaser. If Purchaser fails to terminate this Contract by giving such



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written notice to Seller within the applicable time periods, then Purchaser shall be deemed conclusively to have waived its objection to those exceptions and conditions in the Title Documents which Seller was unable or elected not to cure, except that recorded liens and encumbrances which are filed after the issuance of the Commitment which can be released or cured with the payment of money shall be released or otherwise cured at Closing by payment out of the cash proceeds of the Purchase Price payable to Seller.

                              5. INSPECTION PERIOD

          Purchaser's obligations under this Contract are subject to and contingent upon the following:

          5.1 Delivery of Documents. Within ten (10) days after the Date of this Contract, Seller at Seller's sole cost and expense, will deliver to Purchaser copies of the most recent real estate and personal property tax statements, if any, for the Property, including any notices regarding future assessments.

          5.2 Purchaser's Inspection. Purchaser shall have sixty (60) days (the "Inspection Period") from the date of this Contract to inspect the Property, and to conduct engineering and economic feasibility studies of the Property. If the Purchaser is satisfied with the Property and Property Information and the feasibility studies, Purchaser shall notify Seller in writing that the Property is satisfactory to Purchaser. If Purchaser is not satisfied with any of such matters for any reason, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract on or before the date of expiration of the Inspection Period. If Purchaser fails to deliver written notice to Seller on or before expiration of the Inspection Period of approval or disapproval of the Property, then this Contract shall terminate as of the expiration date of the Inspection Period and any Earnest Money that may have been previously deposited with the Title Company shall immediately be refunded to Purchaser and neither party shall have any further liability or obligation under this Contract.

          5.3 Access to the Property. Purchaser shall have the right to enter on the Property from time to time prior to Closing for the purpose of conducting inspections and studies at Purchaser's cost and expense and is authorized to inspect and copy any records and information in Seller's possession pertaining to the zoning or use of the Property. Purchaser shall indemnify and hold Seller harmless from any loss, claim, liability or cost, including without limitation, damage to Property, injury to persons and claims of mechanic's or materialmen's liens caused by Purchaser's entry and conduct of tests on the Property.

                                6. TITLE POLICY

          6.1 Title Policy. The Title Policy to be issued to Purchaser by the Title Company pursuant to this Contract shall be in the amount of the Purchase Price, dated as of the Closing Date and shall contain the Permitted Exceptions.

                       7. REPRESENTATIONS AND WARRANTIES

          7.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser the following as of the Date of this Contract and as of the Closing Date, except where specific reference is made to another date or dates, in which case such date or dates will be applicable:


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               (a) That Seller has, and as of the Closing Date will have and will convey to Purchaser, good and indefeasible fee simple title to the Property, free and clear of all conditions, exceptions, easements and reservations, except the Permitted Exceptions.

               (b) That the execution and delivery of this Contract and the consummation of this transaction in compliance with the terms of this Contract do not, or with notice or the passage of time or both will not, constitute a default under any indenture, mortgage, loan agreement, lease or instrument to which Seller is a party.

               (c) There are no bills unpaid, liens filed or claims pending in connection with the Seller's ownership of the Property, and none will exist as of the Closing Date.

                                   8. BROKERS

          8.1 Brokers. Neither party has engaged any other broker, finder or agent in connection with this transaction, and each party to this Contract agrees to indemnify and hold the other party harmless from any costs, damages or expense, including reasonable attorneys fees and court costs, resulting from any claim for a commission, finder's fee or other compensation in connection with this transaction asserted by any person acting or claiming to act based on an agreement with such indemnifying party. Notwithstanding anything to the contrary Contained elsewhere in this Contract, the indemnities set forth in this Section 9 shall survive the Closing.

                          9. CONDEMNATION AND CASUALTY

          9.1 Condemnation. If on or before the Closing Date, any portion of the Property has been condemned or sold under threat of condemnation or becomes the subject of a condemnation proceeding or notice of an intention to take, Seller shall promptly notify Purchaser and Purchaser may at its sole election, within ten (10) days after receipt of such notice, terminate this Contract by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate within such ten (10) day period, then Purchaser shall be deemed to have waived any objection to such condemnation, in which event Purchaser shall accept title to the Property at Closing subject to such condemnation, and Seller shall deliver all condemnation proceeds or assign its rights to such proceeds to Purchaser.

          9.2 Casualty. If on or before the Closing Date, any portion of the Property has been damaged by fire, storm, flood or other casualty, Seller shall promptly notify Purchaser in writing. Purchaser shall have the right at its sole election, within ten (10) days after receipt of such notice, to terminate this Contract by written notice to Seller, in which event Purchaser's Earnest Money shall be returned. If Purchaser fails to give such notice of termination, Purchaser shall be deemed to have waived any objection to such damage, in which event Purchaser shall accept title to the Property at Closing subject to such damage, and Seller shall deliver to Purchaser all insurance proceeds received by Seller or assign to Purchaser all rights to negotiate, settle and collect such proceeds with respect to such damage.

                                  10. CLOSING

          10.1 Date and Place of Closing. The Closing of this Contract shall take place in the offices of the Title Company at 10:00 a.m., local time, on the Closing Date. The Closing Date shall be the date which thirty (30) days after the Inspection Period; provided, however, Purchaser may


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designate an earlier date for Closing by giving Seller at least ten days prior written notice of such earlier date. "Closing" shall mean the consummation of this transaction including without limitation the execution and delivery by Purchaser and Seller of the items specified in Section 10.2 and recordation of the warranty deed. Upon delivery into escrow of the items to be delivered by Seller pursuant to Section 10.2(a) and by Purchaser pursuant to Section 10.2(b) and completion at Closing of such other acts as are provided for in this Contract, then the proceeds of the Purchase Price shall be disbursed to Seller.

          10.2 Items to be Delivered at the Closing.

               (a) Seller. On the Closing Date, Seller shall cause to be delivered to the Title Company, at Seller's sole cost and expense, originals of each of the following items, duly executed and acknowledged by Seller in recordable form where applicable, in form and substance acceptable to Purchaser:

                    (i) A Special Warranty Deed properly executed and in proper form for recording so as to convey to Purchaser or its assignee good, marketable and fee simple title to the Property as required by this Contract, subject only to the Permitted Exceptions.

                    (ii) An affidavit, sworn to by Seller, or if Seller is a
               corporation by the President or any Vice President of Seller, stating under penalty of perjury, that the Seller is not a "foreign person" as defined in the Internal Revenue Code Section 1445 and the regulations promulgated under such Code, that the Purchaser is not required to withhold any portion of the Purchase Price under the provisions of such Code, and stating the Seller's United States taxpayer identification number.

                    (iii) All additional documents and instruments which
               Purchaser and Seller may mutually and reasonably determine are necessary to the consummation of this transaction.

               (b) Purchaser. At Closing, Purchaser shall deliver to Title Company, when the Title Company has received from Seller the items in
          Section 10.2(a) as required by such section: (i) the Purchase Price in cash or by wire transfer of funds into the bank escrow account of the Title Company or in other immediately available funds so as to permit the Title Company to disburse the proceeds to Seller as of the Closing Date; (ii) a signed ALTA Statement and/or such other documents as may be required by the Title Company to issue a Title Policy pursuant to this Contract, and (iii) all additional documents and instruments which Purchaser and Seller may mutually and reasonably determine are necessary to the consummation of this transaction.

               (c) Title Company shall consummate closing when it has received the items specified in Section 10.2(a) and (b) and is ready to issue to Purchaser the Title Policy and deliver to seller the Purchase Price as provided in this Contract. At Closing, Title Company shall:

                    (i) Record the deed to Purchaser;

                    (ii) Deliver the Title Policy to Purchaser;


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                    (iii) Deliver to Purchaser two sets, including one original or duplicate original copy of the documents specified in Section 10.2(a) and to Seller the documents specified in Section 10.2(b);

                    (iv) Pay the Purchase Price to Seller, subject to
               adjustments and deductions as provided in this Contract.

          10.3 Adjustments at Closing. Notwithstanding anything to the contrary contained in this Contract, the provisions of this Section shall survive the Closing. The following items shall be adjusted or prorated between Seller and Purchaser at Closing or at such other time as is provided in this Section:

                    (a) Ad valorem and similar taxes relating to the Property
               for the calendar year in which the Closing Date occurs shall be prorated between Seller and Purchaser as of the Closing Date, based upon the most recent ascertainable assessed valuation and tax rate applicable to the Property and Seller shall pay to Purchaser in cash at the Closing the Seller's pro rata portion of such estimate. Any special assessments applicable to the Property shall be paid by Seller on the Closing Date.

          10.4 Possession at Closing. Full possession of the Property shall be delivered to Purchaser by Seller at the Closing.

          10.5 Closing Costs. The Purchaser and the Seller shall each bear the cost of any recording fees incurred in connection with any documents required to be recorded by such party. The Purchaser shall pay the cost for recording the deed and for any survey which Purchaser or Title Company may require and shall pay any documentary, stamp or transfer taxes required in connection with transfer of title to the Property. Any fee charged by the Title Company for serving as escrow agent in connection with the Closing shall be divided equally between the parties. Seller shall pay for all costs associated with issuance of the base Owner's Title Policy. Each party shall be responsible for the payment of its own attorney's fees.

                           11. DEFAULTS AND REMEDIES

          11.1 Seller's Default; Purchaser's Remedies.

               (a) Seller's Default. Seller shall be deemed to be in default under this Contract if Seller fails to close this transaction for any reason other than the default of Purchaser.

               (b) Purchaser's Remedies. If Seller is in default under this Contract, Purchaser's sole and exclusive remedies shall be to:

                    (i) Terminate this Contract by written notice delivered to
               Seller on or before the Closing Date; or

                    (ii) Enforce specific performance of this Contract.

          11.2 Purchaser's Default; Seller's Remedies.

               (a) Purchaser's Default. Purchaser shall be deemed to be in default if Purchaser fails to Close for any reason other than a default by Seller or termination of this Contract at or before Closing pursuant to a permitted termination.


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               (b) Seller's Remedy; Liquidated Damages. If Purchaser is in
          default under this Contract, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to the Earnest Money previously deposited by Purchaser with the Title Company, it being agreed between Purchaser and Seller that such sum shall be liquidated damages for a default of Purchaser under this Contract because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default. The amount of the Earnest Money represents Seller's and Purchaser's best estimate of the damages suffered by Seller because of Purchaser's default. If Seller is entitled to the Earnest Money in accordance with this Section, Purchaser shall promptly, on written request of Seller or the Title Company, execute and deliver such documents as may be required to cause the Title Company to deliver the Earnest Money to Seller. If the Earnest Money is in the form of a letter of credit, the Title Company shall draw and deliver to Seller the proceeds of the letter of credit as such liquidated damages.

          11.3 Indemnification. Purchaser and Seller each hereby agree to indemnify and hold Title Company harmless from any liability, cost or expense, including reasonable attorney's fees and court costs, by reason of the delivery of the Earnest Money by Title Company in accordance with this Section 12.

                               12. MISCELLANEOUS

          12.1 References. All references to "Section" or "Paragraph" are, unless specifically stated otherwise, references to sections and paragraphs as numbered or lettered in this Contract. All references to the expiration of any time period under this Contract shall mean and refer to the expiration of any extension of such time period whenever exercised pursuant to this Contract or the agreement of Purchaser and Seller. The term "hereof," "herein," "hereby," and any similar terms shall refer to this Contract in its entirety. The terms "included," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

          12.2 Exhibits. All references to Exhibits refer to Exhibits attached to this Contract, which are incorporated into and made a part of this Contract by such reference.

          12.3 Captions. The captions, headings, and arrangements in this Contract are for convenience only and do not in any way define, limit, or modify the terms and provisions of this Contract.

          12.4 Number and Gender of Words. Whenever the singular number is used in this Contract, the same shall include the plural where appropriate, and words of any gender shall include the other gender where appropriate.

          12.5 Notices. All notices, demands, requests and other communications ("Notices") required or permitted by this Contract shall be in writing and shall be deemed to be received (i) when actually received or refused by any person at the intended address, if personally served or sent by courier, (ii) two hours after electronic confirmation if sent by facsimile machine, or (iii) whether actually received or not, forty-eight (48) hours after the date of deposit of the Notice (and on the date of deposit in the case of any permitted termination) in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed as follows:


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If to the Purchaser:             The Peterson Group, Inc.
                                 5102 Verdenbruk Drive
                                 Houston, Texas  77066
                                 Attention:  David Y. Smith
                                 Telephone: 281-893-8727
                                 Facsimile: 281-893-4267

Copies to:                       _____________________________________
                                 _____________________________________
                                 _____________________________________
                                 _____________________________________
                                 Telephone:___________________________
                                 Facsimile:___________________________

If to the Seller:                Watermark Texas One, Inc.
                                 c/o HPI Management
                                 227 W. Trade Street, Suite 2320
                                 Charlotte, North Carolina  28202
                                 Telephone:  704-343-9334
                                 Facsimile:  704-343-0532

Copies to:                       David C. Cameron
                                 Riggs, Abney, Neal, Turpen, Orbison & Lewis
                                 Frisco Building, 502 W. 6th St.
                                 Tulsa, Oklahoma  74119
                                 Telephone:  (918) 587-3161
                                 Facsimile:(918)587-2150 _______________________


          Either party may, in substitution of the foregoing, designate a different street address and addressee within the continental United States for purposes of this Section by written notice delivered to the other party in the manner prescribed above at least ten (10) days in advance of the date upon which such change of address is to be effective, provided that for purposes of receiving notice of any termination rights under this Contract, only one addressee at one street address shall be specified at any given time.

          12.6 Entire Agreement. This Contract embodies the entire agreement between the parties and supersedes all prior agreements, negotiations, warranties, representations and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

          12.7 Survival of Representations and Warranties. The representations, warranties and indemnities set forth in this Contract shall survive the Closing.

          12.8 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterpart is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, the signature pages of which counterparts may be combined into one document.

          12.9 Parties Bound. This Contract shall be binding upon and inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors, and assigns.


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          12.10 Further Acts. In addition to the acts and deeds recited in this
Contract and contemplated to be performed, executed, and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or after the Closing any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated by this Contract.

          12.11 Date of this Contract. The term "date of this Contract" or "date hereof" or similar references shall for all purposes in this Contract mean the date on which a copy of this Contract has been fully executed and acknowledged by Purchaser and Seller with all changes to the typewritten portion of this Contract initialed by Purchaser and Seller.

          12.12 Expiration. The execution of this Contract by the first party to do so and delivery of copies to the other party constitutes an offer to purchase or sell and shall be automatically revoked unless the party to which the offer is made shall execute at least two (2) copies of this Contract and deliver them to the offering party at the address stated in Section 12.5 on or before 12:00 noon, local time, no later than the date which is ten (10) business days after the date on which the offering party has executed this Contract.

          12.13 Time of the Essence. It is expressly agreed that time is of the essence with respect to this Contract and each provision contained in this Contract.

          12.14 Business Days. All references to "business days" in this Contract are references to working days, Monday through Friday of each calendar week. If any date specified in this Contract for commencement or expiration of time periods for termination or approvals, or for the Closing Date, occurs on a Saturday, Sunday or a holiday observed by national banks or the Title Company, then any such date shall be postponed to the next following business day.

          12.15 Attorney Fees. In the event of a dispute arising between the parties to this Contract, the prevailing party shall be paid by the non-prevailing party reasonable attorney's fees and court costs, if any, incurred in connection with such dispute.

          12.16 Authorization and Capacity. Purchaser and Seller each represents to the other that it has the full right, power and authority to enter into this Contract and to fully perform its obligations. Each person executing this Contract warrants and represents that each has the authority to execute this Contract in the capacity stated and to bind the Purchaser and Seller, respectively, and that no third party consent or approval nor any other signature is necessary to create a valid and binding obligation or to consummate this transaction. Each party will furnish to the Title Company at closing copies of such resolutions, affidavits, certificates and agreements as the Title Company or the other party shall require in order to confirm such authority and capacity of Seller or Purchaser, as applicable, and of the persons who are to execute documents in connection with the Closing.

          12.17 Assignment. Purchaser shall have the right to assign this Contract at its sole option to a partnership in which the sole general partner is Purchaser, an affiliate or a partnership in which Purchaser or an affiliate is a managing partner. Purchaser shall have the right to assign this Contract to any other party upon the consent of Seller, which consent shall not be unreasonably withheld. If a permitted assignee assumes all obligations of Purchaser and agrees to execute all documents and to perform all obligations imposed on Purchaser as if the assignee were the original purchaser in this Contract, then Purchaser shall be relieved of its obligation under this Contract.

          12.18 Governing Law. This Contract is to be performed in the county and state in which the Property is located and the laws of such state shall govern the validity, construction and


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enforcement of this Contract. Venue for any litigation shall be fixed in the county where the Property is located.

Executed by Seller effective as of the 16th day of October, 2003.


                                        SELLER:

                                        WATERMARK TEXAS ONE, INC.,
                                        a Maryland corporation
                                        By: /s/ David Givner
                                        Name (Print): David Givner
                                                      ------------------
                                        Title: President
                                               ---------------

Executed by Purchaser effective as of the 16th day of October, 2003.

                                        PURCHASER:

                                        THE PETERSON GROUP, INC.,
                                        A  Texas  corporation
                                          --------
                                        _____________________________________

                                        By: /s/ Authorized Officer
                                            ----------------------
                                        Name (Print):/s/ Authorized Officer
                                                     ----------------------
                                        Title:/s/ Authorized Officer
                                              ----------------------


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                                   EXHIBIT "A"


Being approximately 3.0905 acres of land, more or less in Lot Six (6) of MITCHELL PLACE, a subdivision, Section 7, Block One, in the City of Houston, Harris County, Texas. Said subdivision being shown by Plat of record in Volume 69, Page 394 of the Deed Records of Harris County, Texas.